UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 19, 2018

WILLIAM LYON HOMES

(Exact name of registrant as specified in charter)

Delaware	001-31625	33-0864902
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4695 MacArthur Court, 8th Floor

Newport Beach, California 92660

(Address of principal executive offices and zip code)

(949) 833-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 19, 2018, William Lyon Homes, Inc. (“California Lyon”), a California corporation and wholly owned subsidiary of William Lyon Homes, a Delaware corporation (collectively with California Lyon, the “Company”), entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with RSI Communities LLC (“RSI Communities”), RS Equity Management LLC, the Class B Sellers of RSI Communities, and RS Equity Management LLC, as the sellers’ representative, to acquire RSI Communities, a Southern California and Texas based home builder. Concurrently with the execution of the Purchase Agreement, California Lyon also entered into separate asset purchase agreements with each of RG Onion Creek, LLC, RSI Trails at Leander LLC and RSI Prado LLC (the “Asset Purchase Agreements”, and together with the Purchase Agreement, the “Acquisition Agreements”), each of which is an affiliate of RSI Holding LLC, the parent of RS Equity Management LLC and indirect parent of RSI Communities, to acquire three additional real estate assets related to the RSI Communities business. RSI Communities engages in the development, construction and sale of residential real estate, primarily targeting the entry-level and first-time buyer segments in the Inland Empire of Southern California and the Austin and San Antonio, Texas markets. Pursuant to the Acquisition Agreements, California Lyon has agreed to purchase RSI Communities and the three related real estate assets for an aggregate cash purchase price of approximately $460.0 million (the “Acquisition”), subject to net asset value adjustments as set forth in the respective Acquisition Agreements. The Acquisition Agreements contain customary representations, warranties and covenants of the parties, and closing of the Acquisition is subject to customary closing conditions. The Acquisition is expected to close in the first quarter of fiscal year 2018.

The foregoing description of the Acquisition Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of each of the Acquisition Agreements, which are filed as Exhibits 2.1 through 2.4 hereto and incorporated herein by reference. The representations, warranties and covenants in the Acquisition Agreements were made solely for the benefit of the parties to the Acquisition Agreements for the purpose of allocating contractual risk between those parties and do not establish these matters as facts. Investors should not rely on the representations, warranties and covenants as characterizations of the actual state of facts or condition of the Company, RSI Communities or any of their respective subsidiaries or affiliates.

The closing of the Acquisition is not subject to any financing condition. The Company intends to fund the Acquisition with cash on hand, debt, and proceeds from land banking arrangements.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

2.1	Purchase and Sale Agreement, dated as of February 19, 2018, by and among William Lyon Homes, Inc., RSI Communities LLC, RS Equity Management LLC, the Class B Sellers of RSI Communities LLC, and RS Equity Management LLC, as the sellers’ representative.

2.2	Asset Purchase Agreement, dated as of February 19, 2018, by and between William Lyon Homes, Inc. and RG Onion Creek LLC.

2.3	Asset Purchase Agreement, dated as of February 19, 2018, by and between William Lyon Homes, Inc. and RSI Trails at Leander LLC.

2.4	Asset Purchase Agreement, dated as of February 19, 2018, by and between William Lyon Homes, Inc. and RSI Prado LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WILLIAM LYON HOMES

By:	/s/ Jason R. Liljestrom
Jason R. Liljestrom
Senior Vice President, General Counsel & Corporate Secretary

Date: February 23, 2018